Exhibit 10.1

AMENDMENT NO. 3 TO THE

2011 STOCK INCENTIVE PLAN FOR DIRECTORS,

OFFICERS AND EMPLOYEES

This amendment shall be effective upon the approval of both the Board of Directors and Shareholders of Eagle Bancorp, Montana, Inc.

The Eagle Bancorp Montana, Inc. 2011 Stock Incentive Plan for Directors, Officers and Employees, as amended, is amended as follows:

1.     The following sentence is added to the end of Section 1 of the Plan, Purpose:

The Extended Effective Date of the Plan is the date that Amendment No. 3 to the Plan, approved contingently by the Board on February 20, 2020, is approved by the stockholders of the Company.

2.     The following definition of “Extended Effective Date” is inserted following Section 2.15 of the Plan and Sections 2.16 through 2.37, and all references thereto, are renumbered accordingly.

2.16 “Extended Effective Date” means the date that Amendment No. 3 to the Plan, approved contingently by the Board on February 20, 2020, is approved by the stockholders of the Company.

3.     Section 3, Term of the Plan, is amended to read as follows:

3. Term of the Plan. Unless the Plan shall have been earlier amended by the Board, awards may be granted until the close of the day preceding the tenth anniversary of the Extended Effective Date. Awards granted pursuant to the Plan prior to the end of its term shall not expire solely by reason of expiration of the term of the Plan.

4.     The first two sentences of Section 4, Stock Subject to the Plan, are amended to read as follows:

4. Stock Subject to the Plan. Subject to Section 8, the maximum aggregate number of shares of Restricted Stock which may be issued under the Plan on or after the Extended Effective Date is 293,571. The maximum aggregate number of shares of Stock which may be issued pursuant to or subject to Options granted under the Plan (either Incentive or Nonstatutory Options) on or after the Extended Effective Date is 246,427.

5.     Section 8.1, Adjustment for Corporate Actions, is amended to read as follows:

8.1     Adjustment for Corporate Actions. All of the share numbers set forth in Section 4 reflect the capital structure of the Company as of the Extended Effective Date. Subject to Section 8.2, if subsequent to the Extended Effective Date the outstanding number of shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section 8.1) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such outstanding Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, combination, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution of the Company’s equity securities without the receipt of consideration by the Company, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, and (iii) the Exercise Price for each share or other unit of any other securities subject to then outstanding Awards (without change in the aggregate purchase price as to which such Awards remain exercisable).

Approved by the Board of Directors on February 20, 2020

Approved by the Shareholders on April 23, 2020